UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

NetREIT
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-34049	33-0841255
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

365 South Rancho Santa Fe Road, Suite 300 San Marcos, California	92078
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8537

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 3, 2008, Registrant acquired in fee ownership an office building and related personal property located at 1282 Pacific Oaks Place, Escondido, California 92029 (the “POB Property”). This property consists of a two story office building of approximately 16,040 square feet situated on 48,793 square feet of land. The building was completed in 2005 and has been owner occupied since its construction. On the acquisition date, the previous owner entered into a three year lease to occupy approximately 24% of the building. Registrant plans to move its principal offices into the remainder of the building.

The POB Property is located in the City of Escondido, the fourth largest of the 18 incorporated cities in San Diego County. It lies in the northern part of the County bordering the City of San Diego to the south, San Marcos to the west and unincorporated areas of San Diego County to the north and east.

Registrant’s purchase price for the property was $4,850,000, all of which was paid in cash.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Real Estate Acquired.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

(c)    Company Shell Transactions.

Not applicable.

(d)    Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT

Date: September 5, 2008	By:	/s/ Kenneth Elsberry
Name: Kenneth Elsberry Title: Chief Financial Officer